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                                                                       EXHIBIT 8

Vedder Price                           VEDDER, PRICE, KAUFMAN & KAMMHOLZ

                                       222 NORTH LASALLE STREET

                                       CHICAGO, ILLINOIS 60601-1003

                                       312-609-7500

                                       FACSIMILE: 312-609-5005


                                       A PARTNERSHIP INCLUDING VEDDER, PRICE,
                                       KAUFMAN & KAMMHOLZ, P.C. WITH OFFICES IN
                                       CHICAGO AND NEW YORK CITY



                                       September 15, 1998


Wintrust Financial Corporation         Wintrust Capital Trust I
727 North Bank Lane                    727 North Bank Lane
Lake Forest, Illinois  60045           Lake Forest, Illinois  60045


     Re:  Registration Statement on Form S-3
          Registration Nos. 333-61667 and 333-61667-01
          --------------------------------------------

Gentlemen:

     We have acted as counsel for Wintrust Financial Corporation, a Delaware corporation (the "Company"), and Wintrust Capital Trust I ("Capital Trust"), a statutory business trust created under the laws of Delaware, in connection with the above-captioned Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the "Commission") on August 17, 1998, under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 thereto, filed with the Commission on September 15, 1998 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), for the purpose of registering the Trust Preferred Securities to be issued by Capital Trust, the Guarantee and the Subordinated Debentures to be issued by the Company to Capital Trust in connection with such issuance of the Trust Preferred Securities. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Registration Statement.

     In rendering this opinion, we have examined originals or copies, certified or otherwise
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identified to our satisfaction, of (i) the Certificate of Trust of Capital Trust
dated as of August 14, 1998; (ii) the form of the Amended and Restated Trust Agreement of Capital Trust; (iii) the form of the Preferred Security Certificate of Capital Trust; (iv) the form of the Preferred Securities Guarantee Agreement for Capital Trust; (v) the form of Subordinated Debentures; and (vi) the form of Indenture, in each case in the form filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company or Capital Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Amended and Restated Trust Agreement of Capital Trust, the Trust Preferred Securities of Capital Trust, the Guarantee, the Subordinated Debentures and the Indenture when executed, will be executed in substantially the form reviewed by us and that the terms of the Subordinated Debentures when established in conformity with the Indenture will not violate any applicable law. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company, Capital Trust and others.

     We hereby confirm that, although the discussion set forth under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the form of Prospectus for the offering of the Trust Preferred Securities filed as part of the Registration Statement ("Prospectus") does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of Trust Preferred Securities, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of Trust Preferred Securities, based upon current law as they relate to holders described therein. It is possible that contrary positions with regard to the purchase, ownership and disposition of the Trust Preferred Securities may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

     Additionally, based upon the facts, assumptions and representations set forth or referred to herein, and the accuracy of such facts, assumptions and representations as of the date hereof, and assuming full compliance with the terms of the Amended and Restated Trust Agreement of Capital Trust and the Indenture, it is
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our opinion that Capital Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each holder of Trust Preferred Securities will be treated as owning an undivided beneficial interest in the Subordinated Debentures.

     The opinions expressed in this letter are based on the Internal Revenue Code of 1986, as amended, the Income Tax Regulations promulgated by the Treasury Department thereunder and judicial authority reported as of the date hereof. We have also considered the position of the Internal Revenue Service (the "Service") reflected in published and private rulings. Although we are not aware of any pending changes to these authorities that would alter our opinions, there can be no assurances that future legislation or administrative changes, court decisions or Service interpretations will not significantly modify the statements or opinions expressed herein.

     Our opinion is limited to those federal income tax issues specifically considered herein and are addressed to and are only for the benefit of the Company and Capital Trust in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our written consent. We do not express any opinion as to any other United States federal income tax issues, or any state or local tax issues. Although the opinions herein are based upon our best interpretation of existing sources of law and expresses what we believe a court would properly conclude if presented with these issues, no assurance can be given that such interpretations would be followed if they were to become the subject of judicial or administrative proceedings.

     We hereby consent to the use of our name under the captions "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "VALIDITY OF SECURITIES" in the Prospectus and the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and applies only to the disclosures set forth in the Prospectus and Registration Statement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                    Very truly yours,

                                    /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ
JRE
TOD
MNB